Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 002-77235, 033-29022, 033-33458, 033-34406, 033-53777, 033-60225, 033-60227, 033-60237, 033-60815, 333-01411, 033-52931, 033-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190, 333-131934, 333-138326, 333-138327, 333-148964, 333-170559, 333-171968, 333-196722 and 333-232585) and Form S-3 (Nos. 033-49475(1), 033-31732, 333-03763, 333-27669, 333-32690, 333-101034, 333-230099 and 333-230099-01) of International Business Machines Corporation of our report dated February 25, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the 2019 Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report dated February 25, 2020 relating to the financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
New York, New York
February 25, 2020